Exhibit 99.1

ATG Reports First Quarter 2009 Financial Results

Year-Over-Year, Revenue Increased 15%, Product License Bookings Increased 8%, and Non-GAAP Net Income Increased 195%

CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 30, 2009--Art Technology Group, Inc. (NASDAQ: ARTG), the leading e-Commerce solutions provider, today reported financial results for the first quarter ended March 31, 2009.

Revenue for the first quarter of 2009 grew to $41.9 million, a 15% increase over first quarter 2008 revenue of $36.5 million.

“ATG posted a strong first quarter with very impressive gains in net income,” stated Bob Burke, ATG’s president and CEO. “Our ability to achieve profitable growth in this macroeconomic environment is a testament to the strength of our solution offerings and the underlying positive trends for e-Commerce.”

Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the first quarter of 2009 increased 39% to $12.9 million, compared to $9.3 million in the year ago quarter.

Product license bookings, a non-GAAP measure which the company defines as product license revenue recognized plus net change in deferred product license revenue, grew 8% to $12.3 million for the first quarter from $11.4 million in the year ago quarter. Approximately 38% of product license bookings in the first quarter were deferred and will be recognized ratably.

Net income in accordance with GAAP for the first quarter of 2009 increased to $3.0 million, or $0.02 per diluted share compared with a net loss of $842 thousand, or $0.01 per share, in the first quarter of 2008.

Non-GAAP net income increased to $5.9 million for the first quarter of 2009, or $0.05 per diluted share compared with non-GAAP net income of $2.0 million, or $0.02 per diluted share for the first quarter of 2008.

Cash flow from operations for the first quarter of 2009 was $8.1 million, a 14% increase over cash flow from operations of $7.1 million in the first quarter of 2008.

At March 31, 2009, ATG had $67.9 million in cash, cash equivalents, and marketable securities.

Julie Bradley, ATG’s senior vice president and CFO stated, “We are pleased with our first quarter financial results which met or exceeded our previously stated guidance ranges. Going into the second quarter, we are optimistic about the prospects for our business and expect to achieve growth in revenue and profit for the full-year 2009.”

Quarterly Conference Call

ATG management will discuss the company’s first quarter 2009 financial results, recent highlights, and business outlook on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 93598711. A replay of the call will be available on the company’s website later in the day.

About ATG

A trusted, global specialist in e-commerce, ATG (Art Technology Group, Inc., NASDAQ: ARTG) has spent the last decade focused on helping the world's premier brands maximize the success of their online businesses. The ATG Commerce application suite is the top-rated platform by industry analysts for powering highly personalized, efficient and effective e-commerce sites. The company's platform-neutral e-commerce optimization services can be easily added to any Web site to increase conversions and reduce abandonment. These services include ATG Recommendations and eStara Connections. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information, please visit http://www.atg.com.

© 2009 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	March 31,	December 31,	March 31,
	2009	2008	2008
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities (including restricted cash of $1,300 at March 31, 2009 and $1,669 at December 31, 2008 and March 31, 2008)	$67,475	$60,983	$44,711
Accounts receivable, net	30,582	35,109	36,850
Deferred costs, current	822	924	692
Deferred tax assets	560	560	-
Prepaid expenses and other current assets	3,563	3,814	4,288

Total current assets	103,002	101,390	86,541

Property and equipment, net	10,069	10,098	8,576
Intangible assets, net	6,843	7,770	11,021
Deferred costs, less current portion	1,852	1,984	2,613
Marketable securities (including restricted cash of $419 as of March 31, 2009, December 31, 2008 and March 31, 2008)	419	419	2,222
Other assets	1,355	1,423	1,376
Goodwill	65,683	65,683	67,522

Total long-term assets	86,221	87,377	93,330

Total assets	$189,223	$188,767	$179,871

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$4,265	$2,958	$4,485
Accrued expenses	15,494	18,875	16,711
Deferred revenue, current portion	37,899	38,782	37,501
Accrued restructuring, current portion	-	146	857

Total current liabilities	57,658	60,761	59,554

Other liabilities	1,775	1,775	498
Deferred revenue, less current portion	14,170	15,285	10,826

Total long-term liabilities	15,945	17,060	11,324

Stockholders' equity	115,620	110,946	108,993

Total liabilities and stockholders' equity	$189,223	$188,767	$179,871

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Revenue:
Product licenses	$12,930	$15,108	$9,257
Recurring services	23,103	23,704	20,943
Professional and education services	5,878	6,585	6,330

Total revenue	41,911	45,397	36,530

Cost of Revenue:
Product licenses	390	741	387
Recurring services	8,897	8,619	7,606
Professional and educational services	5,302	5,817	6,914

Total cost of revenue	14,589	15,177	14,907

Gross Profit	27,322	30,220	21,623

Operating Expenses:
Research and development	7,470	7,275	7,021
Sales and marketing	12,288	12,594	11,537
General and administrative	4,489	5,350	4,329

Total operating expenses	24,247	25,219	22,887

Income (loss) from operations	3,075	5,001	(1,264)
Interest and other income, net	211	(140)	628

Income (loss) before provision for income taxes	3,286	4,861	(636)
Provision for income taxes	312	1,354	206
Net income (loss)	$2,974	$3,507	$(842)

Basic net income (loss) per share	$0.02	$0.03	$(0.01)

Diluted net income (loss) per share	$0.02	$0.03	$(0.01)

Basic weighted average common shares outstanding	126,113	127,680	128,435

Diluted weighted average common shares outstanding	129,368	130,823	128,435

Art Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008

Cash Flows from Operating Activities:
Net income (loss)	$2,974	$3,507	$(842)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,263	2,377	2,028
Non-cash stock-based compensation expense	1,955	2,072	1,830
Non-cash tax expense	-	2,009	-
Net changes in operating assets and liabilities	899	1,638	4,079

Net cash provided by operating activities	8,091	11,603	7,095

Cash Flows from Investing Activities:
Purchases of marketable securities	(1,929)	(2,177)	(9,196)
Maturities of marketable securities	5,243	2,427	11,050
Purchases of property and equipment	(1,329)	(1,398)	(2,375)
Collateralization of letters of credit	-	-	(2,088)
Payment of acquisition costs, net of cash acquired	-	(244)	(10,673)

Net cash (used in) provided by investing activities	1,985	(1,392)	(13,282)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	149	644	509
Proceeds from employee stock purchase plan	242	224	250
Repurchase of common stock	-	(7,429)	-
Payment of employee restricted stock tax withholdings	(383)	(24)	-

Net cash provided by (used in) financing activities	8	(6,585)	759

Effect of foreign exchange rate changes on cash and cash equivalents	(276)	(814)	186
Net increase (decrease) in cash and cash equivalents	9,808	2,812	(5,242)
Cash and cash equivalents, beginning of period	47,413	44,601	34,419

Cash and cash equivalents, end of period	$57,221	$47,413	29,177

ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Equity-Related Compensation:

Cost of revenue	$410	$411	$344
Research and development	370	412	405
Sales and marketing	512	565	570
General and administrative	663	684	511

Total equity-related compensation	$1,955	$2,072	$1,830

Depreciation and Amortization:

Depreciation
Cost of revenue	$815	$751	$551
Research and development	269	291	213
Sales and marketing	176	172	128
General and administrative	77	78	79
	$1,337	$1,292	$971

Amortization
Cost of revenue	$400	$649	$460
Research and development	-	(162)	-
Sales and marketing	526	598	597
General and administrative	-	-	-
	$926	$1,085	$1,057

Total depreciation and amortization	$2,263	$2,377	$2,028

Capital Expenditures:

Purchases of property and equipment	$1,329	$1,398	$2,375

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)
(UNAUDITED)

	Three months ended,
	March 31,	December 31,	March 31,
	2009	2008	2008

Net income (loss) GAAP	$2,974	$3,507	$(842)

Amortization of acquired intangibles	926	1,085	1,057
Equity-related compensation	1,955	2,072	1,830
Tax adjustments	-	1,595	-

Net income (non-GAAP)	$5,855	$8,259	$2,045

Net income (non-GAAP) per share:

Basic	$0.05	$0.06	$0.02
Diluted	$0.05	$0.06	$0.02

Shares used in per share calculations:

Basic	126,113	127,680	128,435
Diluted	129,368	130,823	134,100
Reconciliation of Product License Bookings
(In thousands)
(UNAUDITED)

	Three months ended,
	March 31,	December 31,	March 31,
	2009	2008	2008

Product license bookings	$12,348	$16,155	$11,448

Increase in product license deferred revenue	(4,686)	(6,105)	(5,693)

Product license deferred revenue recognized	5,268	5,058	3,502

Product license revenue	$12,930	$15,108	$9,257

Use of Non-GAAP Financial Measures

ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of amortization of acquired intangible assets, equity-related compensation, and related tax adjustments. Management believes that these normalized non-GAAP financial measures excluding these items better reflect the company’s operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides investors with additional information to compare the company's results over multiple periods.

ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.

ATG Statement Under Private Securities Litigation Reform Act

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2008. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
Art Technology Group, Inc.
Kim Maxwell, 617-386-1006
Director, Investor Relations
kmaxwell@atg.com